UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2011

E-BAND MEDIA, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54117	27-2951584
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

No.5 West Section, Xidajie Street, Xinmi City, Henan Province, P.R. China	452370
(Address of Principal Executive Offices)	(Zip Code)

86-371- 69999012
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4-Matters Related to Accountants and Financial Statements

Item 4.01         Change in Registrant’s Certifying Accountant

Dismissal of Previous Independent Registered Public Accounting Firm

On February 28, 2011, our board of directors approved the dismissal of our independent registered public accounting firm, Stan J.H. Lee, CPA, or “Stan Lee”, as our independent auditor, effective immediately. We do not have a separate “audit committee.”

For fiscal year ended June 30, 2010, Stan Lee issued an audit report on the our balance sheet as of June 30, 2010, and the related statements of operations, stockholders’ deficit and cash flows for the period from April 29, 2010 (inception) to June 30, 2010. The report of Stan Lee on the foregoing financial statements did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to any uncertainty, audit scope or accounting principles.

 During the periods ended June 30, 2010, through the date of dismissal, (i) we did not have any disagreements with Stan Lee  on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stan Lee  would have caused it to make a reference to the subject matter of the disagreements in connection with its reports, and (ii) there were no "reportable events," as described in Item 304(a)(1)(v) of Regulation S-K of the Securities Exchange Act of 1934, as amended (“Regulation S-K”).

We furnished Stan Lee with a copy of this disclosure on February 28, 2011, providing Stan Lee with the opportunity to furnish us with a letter addressed to the SEC stating whether it agrees with the statement made by us herein in response to Item 304(a) of Regulation S-K and, if not, stating the respect in which it does not agree. A letter from Stan Lee, dated February 28, 2011 is filed as Exhibit 16.1 to this report.

Engagement of New Independent Registered Public Accounting Firm

Concurrent with the decision to dismiss Stan Lee as our independent auditor, our board of directors elected to continue the existing relationship of Zhengzhou Annec Industrial Co., Ltd (“Annec”), our operating company, with Burr Pilger Mayer, Inc., or “BPM”, and appointed BPM as our independent registered public accounting firm.

During the fiscal year ended June 30, 2010, and through its appointment on February 28, 2011, neither us nor anyone acting on our behalf consulted BPM with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, and neither a written report was provided to us or oral advice was provided that BPM concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a disagreement or reportable events set forth in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.

Section 5-Corporate Governance and Management

Item 5.03         Amendments to Articles of Incorporation Or Bylaws; Change In Fiscal Year.

In connection with a reverse acquisition transaction with China Green Refractories Limited, a British Virgin Island company, or “China Green,” our board of directors, on February 28, 2011, approved a change of our fiscal year end to December 31, the fiscal year end of our operating company Annec. The foregoing description of the reverse transaction is qualified in its entirety by reference to the Current Report on Form 8-K filed on February 14, 2011 (“Form 8-K”).  Starting with the periodic report for the quarter in which the share exchange was completed, we will file annual and quarterly reports based on December 31 fiscal year.  Such financial statements will depict the operating results of the Company including the acquisition of China Green and its wholly-foreign owned enterprise Annec. In reliance on Section III F of the SEC’s Division of Corporate Finance: Frequently Requested Accounting and Financial Reporting Interpretations and Guidance dated March 31, 2001, we do not intend to file a transition report but will file an amendment to update the Form 8-K and to include the audited consolidated financial statements of Annec for the year ended December 31, 2010.

 Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements And Exhibits

(d)           Exhibits

Exhibit
No.	Description

16.1	Letter from Stan J.H. Lee, CPA

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E-Band Media, Inc.,
a Delaware Corporation

Dated: February 28, 2011	/s/ LI Jiantao
LI Jiantao, President